Exhibit 24.1

                 International Business Machines Corporation
                            New Orchard Road
                            Armonk, NY 10504

      January 4, 2012

U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

The following individuals and the successors to their positions are hereby authorized to sign and file on my behalf all forms required by the U.S. securities laws, including without limitation Form 3,
Form 4, Form 5 and Form 144. The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

  A. Bonzani ______________/s/________________

  D. Cummins ______________/s/________________

  C. B. Gregory ______________/s/________________

  M. Sladek ______________/s/________________

These individuals may further delegate this authority and this authorization shall remain in effect for as long as I remain an executive officer of IBM.

      Very truly yours,

       /s/

      Bridget A. van Kralingen

cc:  New York Stock Exchange